Exhibit 99.8

FORM OF NOTICE OF IMPORTANT TAX INFORMATION

The tax information is provided in connection with the prospectus of EXCO Resources, Inc. (the “Company”), dated December 17, 2013 (the “Prospectus”).

Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of its common stock, no par value (the “Common Stock”), issued upon the exercise of transferable subscription rights or the over-subscription privilege (the “Subscription Rights”) may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies, under penalties of perjury, that the number provided is correct and provides certain other certifications. Each holder that exercises Subscription Rights and wants to avoid backup withholding must, unless an exemption applies, provide Continental Stock Transfer & Trust Company (the “Subscription Agent”), as the Company’s agent in respect of the exercised Subscription Rights, with such holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such holder’s foreign status. Such Form W-8 may be obtained from the Subscription Agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or, if certain tax treaties apply, such applicable lower rate). Exempt U.S. holders must indicate their exempt status on Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Holders are urged to consult their tax consultants to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold (currently at a 28% rate) on any dividend payments made to a holder that exercises Subscription Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to the backup withholding, provided that the required information is provided to the Internal Revenue Service (“IRS”). If backup withholding results in an overpayment of taxes, a refund may be obtained.

A holder that exercises Subscription Rights is required to give the Subscription Agent the TIN of the record owner of the Subscription Rights. If such record owner is an individual, the TIN is generally the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the Subscription Rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

If you do not have a TIN, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9 and, under penalties of perjury, sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Please note that writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

PART 1—Taxpayer Identification Number— ENTER YOUR TIN IN THE BOX AT THE RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see How to Get a TIN in the enclosed Guidelines.) CERTIFY BY SIGNING AND DATING BELOW.

Note: If the account is more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.

Social Security Number OR Employer Identification Number (if awaiting TIN, write “Applied For”)

PART 2—For Payees Exempt from Backup Withholding—Check the box if you are NOT subject to backup withholding.

PART 3—Certification—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) of Part 3 above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2) of Part 3. (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

Name (please print)

Street Address

City, State and Zip code

Telephone Number

Check appropriate box:

☐ Individual/Sole Proprietor        ☐  C Corporation        ☐  S Corporation        ☐  Partnership

☐  Trust/Estate         ☐  Limited Liability Company. Enter the tax classification (C=C Corporation; S=S Corporation;

                                                                                      P=Partnership)

☐   Other

Signature	Date , 201

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE

“APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Subscription Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature	Date , 201

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF DIVIDENDS MADE TO YOU. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines For Determining the Proper Identification Number to Give the Payer—Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:		GIVE THE NAME AND SOCIAL SECURITY NUMBER or EMPLOYER IDENTIFICATION NUMBER of—
1.	Individual	The individual

2.	Twoor more individuals (jointaccount)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodianaccount of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b. The so-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Soleproprietorship or disregardedentity owned by an individual	The owner(3)

6.	Grantortrust filing under OptionalForm 1099 Filing Method1 (see Treasury Regulationsection 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		GIVE THE NAME AND EMPLOYER IDENTIFICATION NUMBER of—
7.	Disregarded entity not owned by an individual	The owner

8.	A valid trust, estate or pension trust	Legal entity(4)

9.	Corporation or LLC electing corporate status on IRS Form 8832 or IRS Form 2553	The corporation

10.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

11.	Partnership or multi-member LLC	The partnership

12.	A broker or registered nominee	The broker or nominee

13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Treasury Regulation section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose SSN you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “doing business as” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the Taxpayer Identification Number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
*	NOTE: Grantor also must provide a Substitute Form W-9 to trustee of trust.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct Taxpayer Identification Number (“TIN”) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt or contributions you made to an individual retirement account. If you are a U.S. person (including a resident alien), use Substitute Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. The TIN provided must match the name given on the Substitute Form W-9.

Definition of a U.S. Person: For federal tax purposes, you are considered a U.S. person if you are: (1) an individual who is a U.S. citizen or U.S. resident alien; (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States; (3) an estate (other than a foreign estate); or (4) a domestic trust (as defined under Treasury Regulations section 301.7701-7).

Special Rules for Partnerships: Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partner’s share of income from such business. Further, in certain cases where a Substitute Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide a Substitute Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Substitute Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is, in the following cases: (1) the U.S. owner of a disregarded entity and not the entity; (2) the U.S. grantor or other owner of a grantor trust and not the trust; and (3) the U.S. trust

(other than a grantor trust) and not the beneficiaries of the trust.

How to Get a TIN

If you do not have a TIN, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form on-line at www.ssa.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Use IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or IRS Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get IRS Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at www.irs.gov.

If you do not have a TIN, write “Applied For” in Part 1 of Substitute Form W-9, sign and date both the form and the Certificate of Awaiting Taxpayer Identification Number set forth therein, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

Note: Writing “Applied For” on the Substitute W-9 means that you have already applied for a TIN OR that you intend to apply for one soon. As soon as you receive your TIN, complete another Substitute Form W-9, include your TIN, sign and date the form, and give it to the requester.

CAUTION: A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8.

Payees Exempt from Backup Withholding

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note: If you are exempt from backup withholding, you must still complete Substitute Form W-9 to avoid possible erroneous backup withholding. If you are exempt, enter your correct TIN in Part 1, check the “Exempt” box in Part 2 of the form and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed IRS Form W-8.

The following is a list of payees that may be exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (1) through (5), and (7) through (13), and C corporations are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). However, the following payments made to a corporation and reportable on IRS Form 1099-MISC are not exempt from backup withholding: (i) medical and health care payments, (ii) attorneys’ fees, (iii) gross proceeds paid to an attorney, and (iv) payments for services paid by a federal executive agency. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.

(4)	A foreign government, a political subdivision of a foreign government, or any of their agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.

(6)	A corporation.
(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	An exempt charitable remainder trust described in section 664, or a non-exempt trust described in section 4947.

Exempt payees described above must file Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE REQUESTER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT” BOX IN PART 2 ON THE FACE OF THE FORM IN THE SPACE PROVIDED, SIGN AND DATE THE FORM AND RETURN IT TO THE REQUESTER.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the Treasury regulations thereunder.

Privacy Act Notice. Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia and U.S. possessions for use in administering their laws. The information may also be disclosed to other countries under treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Penalties

Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.